UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2016

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 18, 2016, Western Digital Corporation (the “Company”) announced it will be closing its head component front end wafer manufacturing facility in Odawara, Japan, in order to reduce manufacturing costs.

The Company expects the closure to be substantially completed by the end of the third quarter of fiscal 2016 and it is expected to result in total pre-tax charges of approximately $200 million. These charges are expected to be primarily incurred in the third quarter of fiscal 2016 and are expected to consist of approximately $90 million in asset charges, $90 million in employee termination costs and $20 million in contract termination and other costs. Approximately $110 million of these charges are expected to be cash expenditures.

Item 2.06 Material Impairments.

To the extent required, the information contained in Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the expected amount and timing of charges and cash expenditures. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the possibility that the charges or cash expenditures may be in excess of the estimated amounts or may occur in different fiscal periods than expected; volatility in global economic conditions; business conditions and growth in the storage ecosystem; pricing trends and fluctuations in average selling prices; the availability and cost of commodity materials and specialized product components; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; actions by competitors; and other risks and uncertainties in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q filed on November 10, 2015. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect new information or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation
January 22, 2016

	By:	/s/ Michael C. Ray
	Name:	Michael C. Ray
	Title:	Executive Vice President, Chief Legal Officer and Secretary